SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

ISC8 INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-8402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

151 Kalmus Drive, Suite A-203, Costa Mesa, California 92626
(Address of principal executive offices)

(714) 549-8211
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Ninth Forbearance Extension

As previously disclosed in prior Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 6, 2012, October 4, 2012 (as amended on October 5, 2012) and December 28, 2012, as of July 31, 2012, ISC8 Inc. (the “Company”) was not in compliance with the financial covenants contained in its December 14, 2011 Loan and Security Agreement with Partners for Growth III, L.P. (“PFG”) (the “Loan Agreement”). The Company has entered into a Forbearance, Limited Waiver and Consent under Loan and Security Agreement (“Forbearance Agreement”), which had been extended pursuant to eight separate extensions.  On July 1, 2013, the Company and PFG entered into a Ninth Extension of Forbearance under Loan and Security Agreement (the “Ninth Extension”), wherein PFG agreed to continue its forbearance from exercising its rights and remedies under the Loan Agreement until August 2, 2013; provided, however that if the Company received proceeds of at least $3.0 million from the sale of convertible debt and/or equity by August 2, 2013 (a “Financing”), PFG’s forbearance continued until September 20, 2013 (the “Forbearance Extension”), and PFG’s Forbearance Extension shall continue on a rolling basis into the future, provided the Company continues to raise sufficient additional capital.   The Company has consummated the Financing, as disclosed in Item 2.03 below.  A copy of the Forbearance Extension is attached hereto as Exhibit 10.1.

In consideration of PFG’s granting the Forbearance Extension, the Company agreed to: (i) pay to PFG a cash payment equal to 12.5% of the gross proceeds of a Financing completed by the Company, multiplied by 0.077%; and (ii) issue to PFG a warrant to purchase shares of the company Common Stock, par value $0.01 per share (“Common Stock”), equal to 12.5% of the gross proceeds received from a Financing, multiplied by 3.97 (the “PFG Warrants”). The PFG Warrants will be exercisable for $0.01, and will expire seven-years from the date of issuance. Both the cash payment and the PFG Warrants are issuable upon the earlier of closing of a Financing, or December 31, 2013.

Seventh Omnibus Amendment and Intercreditor Agreement

On August 7, 2013, the Company and Costa Brava Partnership III L.P. ("Costa Brava") entered into the Seventh Omnibus Amendment, which amends and modifies the terms of certain promissory notes of the Company and the Security Agreement, dated March 16, 2011, as amended, between the Company and Costa Brava (as amended from time to time, the "Security Agreement"), to permit the issuance of, and include the Notes referred to in Item 2.03 below as obligations secured by the Security Agreement. Costa Brava is the Company's largest stockholder and one of its largest creditors. A copy of the Seventh Omnibus Amendment is attached hereto as Exhibit 10.2.

On the same date, the Company and certain accredited investors participating in the offering of Notes and Warrants described in Item 2.03 below entered into an Intercreditor Agreement, a copy of which is attached hereto as Exhibit 10.3 (the “Intercreditor Agreement”), to subordinate the liens securing certain promissory notes to the Notes described in Item 2.03 below, and make the same Notes and other senior subordinated notes in the 2013 Note Series, as defined below, rank pari passu with one another upon a liquidation of the Company.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On August 8, 2013, the Company received subscription agreements, a form of which is attached hereto as Exhibit 10.4 (the “Subscription Agreement”), from certain accredited investors (each, an “Investor” and collectively, the “Investors”) to purchase senior subordinated secured convertible promissory notes, a form of which is attached hereto as Exhibit 10.5 (the “Notes”), in the aggregate principal amount of $3.4 million, which amount includes an original issue discount of 7.7%, whereby the Notes contain an additional 7.7% of principal, such that the total principal amount represented by the Notes is $3.2 million. The Notes are a part of the senior subordinated secured promissory notes authorized for issuance by the Company’s Board of Directors in the aggregate principal amount of up to $20.0 million on March 7, 2013 (the “2013 Note Series”), and disclosed in the Current Report on Form 8-K, filed with the SEC on March 20, 2013. To date, the Company has issued senior subordinated secured promissory notes in the aggregate principal amount of approximately $15.3 million under the 2013 Note Series.

The Notes accrue simple interest at a rate of 12% per annum and are due and payable on January 31, 2014. The Notes are secured under the terms of the Security Agreement, and are subordinate to the Existing Secured Debt of the Company, as such term is defined in the Notes.

The Notes are convertible at the election of each Investor into that number of shares of the Company's common stock, par value $0.01 per share (“Common Stock”), determined by dividing the outstanding principal and accrued interest due and payable under the Notes by $0.06 (the "Conversion Amount"). In addition, each Investor has the right to convert the outstanding principal and accrued interest due and payable under the Notes into Common Stock in connection with a Qualified Financing, as such term is defined in the Notes, by applying the Conversion Amount to the purchase of the securities issued in connection with the Qualified Financing.

As additional consideration for the issuance of the Notes, the Investors will be issued warrants to purchase up to a total of 12.5 million shares of the Company's Common Stock, at a price of $0.001 per share, a form of which is attached hereto as Exhibit 10.6 (the “Warrants”).  The Warrants expire on September 30, 2013.  The Notes and Warrants were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each of the Investors represented that it was an “accredited investor” as defined in Regulation D.

Item 9.01   Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

The foregoing descriptions of the Forbearance Extension, Seventh Omnibus Amendment, Intercreditor Agreement, Subscription Agreement, Notes and Warrants do not purport to be complete, and are qualified in their entirety by reference to the full text of the Forbearance Extension, Seventh Omnibus Amendment, Intercreditor Agreement, Subscription Agreement, form of Note and form of Warrant attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 INC.

Date: August 13, 2013	By:	/s/ John Vong
John Vong
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Ninth Forbearance Extension
EX-10.2	Seventh Omnibus Amendment
EX-10.3	Intercreditor Agreement
EX-10.4	Form of Subscription Agreement
EX-10.5	Form of Note
EX-10.6	Form of Warrant